Exhibit 5.1

November 5, 2005

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333-126364), as amended (the “Registration Statement”) filed on July 1, 2005 by Boulder Specialty Brands, Inc. (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), covering (i) 17,000,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of the Company’s Common Stock (the “Warrants”, and the shares of Common Stock underlying the Warrants, the “Warrant Shares”) to the underwriters for whom Citigroup Global Markets Inc. and Roth Capital Partners, LLC are acting as representatives (collectively, the “Underwriters”), (ii) up to 2,550,000 Units which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (the “Over-Allotment Units”, collectively with the 17,000,000 units to be sold pursuant to the terms of the Registration Statement, the “Units”), (iii) up to 19,550,000 shares of Common Stock underlying the Units, (iv) up to 20,550,000 Warrants underlying the Units, including 1,000,000 founding director warrants (the “Founding Director Warrants”), (v) up to 20,550,000 Warrant Shares underlying the Warrants and the Founding Director Warrants,, (vi) up to 850,000 Units (the “RPO Units”) which Citigroup Global Markets Inc. and Roth Capital Partners, LLC will have the right to purchase (the “Representatives’ Purchase Options”) for their own accounts or those of their designees, (vii) up to 850,000 shares of Common Stock and up to 850,000 Warrants issued as part of the RPO Units (the “RPO Shares” and the “RPO Warrants”, respectively) and (viii) up to 850,000 shares of Common Stock issuable on exercise of the Warrants included in the RPO Units (the “RPO Warrant Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.	Units. When the Registration Statement becomes effective under the Act, when the terms of the Units and of their issuance and sale are duly established, and when such Units are duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

2.	Common Stock. When the Registration Statement becomes effective under the Act, and such Common Stock is duly issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.

Warrants, Founding Director Warrants and Warrant Shares. When the Registration Statement becomes effective under the Act, when the terms of the warrant agreements under which the Warrants and Founding Director Warrants are to be issued (the “Warrant Agreements”) are duly established and the Warrant Agreements are duly executed and delivered, when the terms of the Warrants underlying the Units and the terms of the Founding Director Warrants and of their collective issuance and sale are duly established in conformity with the Warrant Agreements and when such Warrants and Founding Director Warrants are duly executed and authenticated in accordance with the Warrant Agreements and issued, delivered, sold and paid for, in the case of the Warrants, as part of the Units, and when issued, delivered and paid for, in the case of the Founding Director Warrants, all as contemplated by the Registration Statement, such Warrants and Founding Director Warrants will be duly issued, fully paid and non-assessable, and the Warrant Shares underlying such Warrants and Founding Director Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants and Founding Director Warrants, as contemplated by the Warrant Agreements and the Registration Statement, such Warrants and Founding Director Warrants will be validly issued, fully paid and non-assessable.

4.	Representatives’ Purchase Options. When the Registration Statement becomes effective under the Act, when the terms of the Representatives’ Purchase Options and of their issuance and sale are duly established and the Representatives’ Purchase Options are duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Representatives’ Purchase Options will be validly issued, fully paid and non-assessable.

5.	RPO Units. When the Registration Statement has become effective under the Act, when the terms of the RPO Units and of their issuance and sale are duly established, and when such RPO Units are duly executed and issued, delivered, sold and paid for upon exercise of the Representatives’ Purchase Options, as contemplated by the Representatives’ Purchase Options and the Registration Statement, such RPO Units will be validly issued, fully paid and non-assessable.

6.	RPO Shares. When the Registration Statement becomes effective under the Act, the terms of the RPO Shares underlying the RPO Units and the sale thereof are duly established, and such RPO Shares are duly issued, delivered, sold and paid for as part of such RPO Units, as contemplated by the Representatives’ Purchase Options and the Registration Statement, the RPO Shares will be validly issued, fully paid and non-assessable.

7.	RPO Warrants and RPO Warrant Shares. When the Registration Statement becomes effective under the Act, when the terms of the Warrant Agreements are duly established and the Warrant Agreements are duly executed and delivered, when the terms of the RPO Warrants underlying the RPO Units and of their issuance and sale are duly established in conformity with the Warrant Agreements and when such RPO Warrants are duly executed and authenticated in accordance with the Warrant Agreements and issued, delivered, sold and paid for as part of the RPO Units, as contemplated by the Representatives’ Purchase Options and the Registration Statement, such RPO Warrants will be validly issued, fully paid and non-assessable, and the RPO Warrant Shares underlying such RPO Warrants, when duly issued, delivered, sold and paid for upon exercise of such RPO Warrants, as contemplated by the Warrant Agreements and the Registration Statement, such RPO Warrants will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours

/s/ Robert W. Walter, P.C.

Robert W. Walter, P.C.